Exhibit 10.1

JOINT VENTURE — STRATEGIC ALLIANCE AGREEMENT
OF
UTC - DSC

This Joint Venture Agreement ("Agreement") is made on this 2nd day of March, 2010 (the "Effective Date") BY AND BETWEEN: Data Storage Corporation, a Delaware Corporation ("Partner I") AND - United Telecomp, LLC, a New Jersey Limited Liability Company ("Partner 2") (each a "Party" and collectively the "Parties").

RECITALS

WHEREAS, the Parties desire to own, operate, and conduct a business venture together for the purposes and on the terms set out below and as set forth in the Addendums and Exhibits (the "Joint Venture"); and

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein, intending to be legally bound hereby, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties do hereby agree as follows:

DEFINITIONS AND INTERPRETATIONS

"Confidential Information" means any secret or proprietary information relating directly to either Party's business, including but not limited to customer lists or information, names and addresses relating to customers, technical information, intellectual property, operational methods, marketing plans and strategies, product development techniques, methods of manufacture, technical processes, designs and design projects, inventions and research programs, and trade know-how. Confidential Information may be disclosed to either Party directly or indirectly, orally or visually. The terms and conditions of this Agreement shall also be deemed as confidential and proprietary in nature.

"Events of Default" means any of the following:

a)
the failure of a Party to perform, comply with, or observe any other term, condition, or provision in this Agreement, and the continuance of such failure for a period of thirty (30) days after such Party's receipt of written notice from the other Party specifying the failure;

b)
the involuntary transfer by a Party of its interest in this Joint Venture or, except as specifically permitted pursuant to this Agreement, the voluntary attempt to or actual transfer of its interest in the Joint Venture without the other Party's prior written consent;

c)	the dissolution of a Party;

d)
the filing of a petition by a Party: (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under the bankruptcy laws or any similar debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of the Party's property or for the Party's interest in this Joint Venture; and

e)
any involuntary bankruptcy proceeding against a Party which has not been dismissed 120 days after commencement, or a Party's written admission that it cannot meet its obligations as they become due, or the assignment by such Party for the benefit of its creditors.

"Force Majeure" means an unforseen event that is not reasonably within the control of the Parties. Examples of Force Majeure events include any act of God, strike, lockout, act of public enemy, war, blockade, public riot, earthquake, lightning, fire, storm, flood, computer virus and any other similar cause or occurrence.

"Intellectual Property" means designs, inventions, patents, trademarks, copyrights (including rights in computer software), database rights, business and trading names, domain names, and all other industrial or intellectual property or other rights of a similar nature in any part of the world.

1.
FORMATION. In accordance with this Agreement, the Parties hereby form the Joint Venture-Strategic Alliance under the laws of New York to do business under the name of BlueSafe. The Parties hereby agree that shortly after the execution of this Agreement, the Parties will form a limited liability company, which they will jointly own, for the sole purpose of carrying on the business of the Joint Venture. The Parties will also enter into an operating agreement that will set forth the Parties' respective rights regarding the joint venture and the operation of the limited liability company.

2.	BUSINESS PURPOSE. The purpose of the Joint Venture shall be as follows: To acquire and hold the business interest in common as it relates to the Addendums and Exhibits

3.
TERM AND TERMINATION. The term of this Agreement shall be for three (3) years , commencing on the Effective Date, unless sooner terminated by:

• The Parties' mutual consent;
• Operation of the provisions of this Agreement;
• The non-defaulting Party upon the occurrence of an Event of Default; or
• A Party's acquisition of all of the Joint Venture interests of the other Party.

4.
REMEDIES OF THE NON-DEFAULTING PARTY. On the occurrence of any Event of Default, the non-defaulting Party may, at its option and in its sole discretion, and in addition to all other rights, remedies, and recourses afforded it hereunder or by law or equity, terminate this Agreement by giving written notice to the defaulting Party.

5.
FORCE MAJEURE. No Party shall be held liable or responsible to the other Party, nor be deemed to be in breach of this Agreement or cause an Event of Default, for failure or delay in fulfilling or performing any provision of this Agreement when such failure or delay is caused by or results from any Force Majeure event. The Party claiming Force Majeure shall communicate the circumstances of the event to the Joint Venture and the other Party and shall take all reasonable action to mitigate such event. If such Force Majeure has existed for nine (9) months out of the last twelve (12) months, this Agreement may be terminated by any Party.

6.
PLACE OF BUSINESS AND OFFICE. The Joint Venture shall maintain its principal office at 401 Franklin Avenue, Garden City, NY 11530: The Parties may at any time change the location of the Joint Venture's office and may establish additional offices.

7.
BOOKS AND RECORDS. Partner 1 shall maintain all necessary books and records relating to the affairs of the Joint Venture. The book and records shall be maintained in accordance with accounting standards and practices generally accepted in the United States. The Parties shall mutually appoint an accountant to serve as the Joint Venture's accountant (the "Accountant") The Parties agree to render all necessary assistance to the Accountant, including the delivery of all records held by the same in relation to the Joint Venture. The Parties agree to immediately give all cooperation to the Accountant and his or her staff as and when requested to enable the Accountant to fulfil his or her duties and shall do nothing to impede or delay such performance. The Parties shall each have the right, at any time, to audit and inspect all reports, accountings and records prepared by Accountant pertaining to the Joint Venture.

8.	FISCAL YEAR END. The fiscal year of the Joint Venture shall close on December 31st every year of its operation.

9.
DIVISION OF PROFITS. The profits earned by the Joint Venture shall be calculated at the end of each month with distribution by the end of the 3'4 week following the billing month; and, a quarterly settlement statement at the end of each fiscal quarter. Profits shall be divided as represented in the Exhibit(s) .between the Parties as follows:

10.	MANAGEMENT. The overall management and control of the Joint Venture shall be vested equally in the Parties. The primary points of contact for each Party are as follows:

Partner 1: Charles Piluso,
Data Storage Corporation,
401 Franklin Avenue,
Garden City, NY 11530

Partner 2: Niyazi Nuredin,
United Telecomp, LLC,
225 US Highway 46, Suite 9,
Totowa, NJ 07512

11.
NO RESTRICTION ON OTHER BUSINESS. Nothing contained herein shall be deemed to restrict in any way the freedom of either of the Parties to conduct any other business or activity whatsoever and wheresoever without any accountability to the other; provided, however, that the Parties must disclose to each other any business interest which may conflict with the Joint Venture. The Parties agree that clients that are directly billed by the Joint Venture shall be considered clients of the Joint Venture; provided, however, nothing herein shall prevent a party from pursuing or continuing pre-existing client relationships even if any such clients become clients of the Joint Venture. The Parties severally undertake to use their best efforts in performing all of their obligations hereunder for the purposes of the Joint Venture.

12.
JOINT VENTURE BANK ACCOUNT. The Parties shall establish a bank account for the Joint Venture. From time to time the Parties will mutually agree upon distributions of working capital, profits or other funds received by the Joint Venture from the Joint Venture's bank account to the Parties' respective separate bank accounts.

13.	ASSIGNMENT. This Agreement shall not be assigned or transferred (nor the performance of any obligations hereunder subcontracted) by either Party, except with the written consent of the other Party.

14.
INTELLECTUAL PROPERTY DEVELOPED DURING THE JOINT VENTURE. If any Intellectual Property is created or developed by the Parties in the conduct of the Joint Venture, such Intellectual Property will be a Joint Venture asset owned by the Parties based on the division of profits percentage as set forth in Section 11 herein and must be used only for the purposes of the Joint Venture.

15.
LIMITATION OF LIABILITY. No Party shall have any liability to the other Party or to the Joint Venture for any loss suffered as a result of any action, failure to take action or error in judgment, provided that such course of conduct did not constitute negligence or wilful misconduct.

16.
INDEMNIFICATION. Each Party, along with their respective officers, directors, employees and agents shall be indemnified and held harmless by the Joint Venture from and against any and all claims, losses, liabilities, expenses, judgments and amounts paid in settlement arising out of any act (or omission) performed in connection with the Joint Venture; provided, however, that such act or omission was taken in good faith and did not constitute gross negligence or wilful misconduct on the part of a Party. An indemnity under this Section shall be paid solely out of and to the extent of the Joint Venture assets and shall not be a personal obligation of any Party.

17.
CONFIDENTIALITY. The Parties recognize that, in connection with the performance of this Agreement, each Party may disclose Confidential Information to the other Party. The Parties agree that neither shall use any such disclosed Confidential Information for any purpose other than in the performance of its obligations under this Agreement and that neither shall, during the continuance of the Joint Venture or after its termination by any means, divulge to any person any of the other Party's Confidential Information. Confidential Information that may come to the Parties' knowledge in the course of this Joint Venture may only be divulged with the written consent of the other Party, or to the other Party's heirs, administrators, or assigns. Each Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the other Party's Confidential Information.

18.
DISSOLUTION OR INCAPACITY OF A PARTY. The dissolutions or incapacity of a Party shall cause the Joint Venture to be dissolved at the completion of the then-current fiscal year. The profits and proceeds from the sale of assets shall be divided pro rata in accordance with the Parties' respective Capital Contributions between the surviving Party and the legal representative, guardian, or trustee of the dissolved, deceased, or incapacitated Party.

19.
WINDING UP. As soon as is practicable after termination of this Agreement, the affairs of the Joint Venture shall be wound up and the assets and business of the Joint Venture shall be liquidated. If there are any proceeds from such liquidation, those proceeds shall be applied and distributed in the following order of priority:

(A) to the payment of all debts and liabilities of the Joint Venture and all expenses of liquidation;
(B) to the establishment of such reserves as may be deemed reasonably necessary to provide for contingent or unforeseen liabilities or obligations of the Joint Venture; and
to the Parties, on a pro rata basis based on the division of profits percentage as set forth in Section I 1 herein.

20.
OTHER INSTRUMENTS. The Parties agree that they will each execute such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

21.	AMENDMENTS. This Agreement may be amended at any time and from time to time, but any amendment must be in writing and signed by each person who is then a Party.

22.	ARBITRATION. All disputes between the Parties arising from this Agreement may be submitted by the parties to arbitration under the rules of the American Arbitration Association.

23.
NOTICES. Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services at the addresses set forth in this Agreement.

24.	GOVERNING LAW. This Agreement is executed and intended to be performed in the State of New York, and the laws of that state shall govern its interpretation and effect.

25.
SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, and personal representatives of the Parties, except to the extent of any contrary provision in this Agreement.

26.
SEVERABILITY. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

27.
ENTIRE AGREEMENT. This instrument contains the entire agreement of the Parties relating to the rights granted and obligations assumed in this Agreement. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Parties hereto.

28.	COUNTERPARTS. This Agreement may be executed in any number of counterparts by the Parties, and all such counterparts shall together constitute one Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PARTNER 1	Data Storage Corporation

By:/s/ Charles M. Piluso
Name: Charles M. Piluso
Title: President
Date: 3/2/10

PARTNER 2	United Telecomp, LLC

By:/s/Niyazi Nuredin
Name: Niyazi Nuredin
Title: Partner
Date: 3/2/10

Addendum

I. UTC provides the following technical solution:

A. SharePoint design and installation;

B. Cable plant design and fiber installation (structure cabling)

C. Wireless design and installation

D. Virtualization design and installation

II. DSC will provide:

A. Clients for the venture;

B. Data Storage Backup and Recovery solutions for UTC clients

C. Collocation for up to two racks

D. Data Storage for up to 2 TB in the NJ Datacenter.

Exhibit

Profit Sharing

Profit sharing based on product / Service profit margin, described as billing, net of taxes, minus cost of goods sold, excluding depreciation.

Partner 1 (DSC) percentage: 50%

Partner 2 (UTC) percentage: 50%